 Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 and related Prospectus, as filed on July 29, 2024, of Alerus Financial Corporation of our report dated March 8, 2024, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Alerus Financial Corporation for the year ended December 31, 2023. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Des Moines, Iowa

July 29, 2024

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